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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of StemCells, Inc. for the registration of 16,976,400 shares of its common stock and to the incorporation by reference therein of our report dated March 4, 2003, except for
Note 1 -- Restatement of Consolidated Financial Statements, as to which the date is March 31, 2004, with respect to the 2001 and 2002 consolidated financial statements of StemCells, Inc included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.


/s/ ERNST & YOUNG LLP

July 13, 2004